Exhibit 10(b)
                        AMENDMENT TO DEFERRED
                       COMPENSATION AGREEMENTS
                      OF LUBY'S CAFETERIAS, INC.

     The following resolution was duly adopted by the Board of Directors of Luby's Cafeterias, Inc. on January 14, 1997:

     RESOLVED: That the Deferred Compensation Agreements heretofore entered into by Luby's Cafeterias, Inc. with James I. Dove, Jerry Eldredge,
     Ralph Erben, John B. Lahourcade, and William E. Robson are hereby amended by adding to each Agreement a new Section 14 reading as follows:

               14. Company. The term "Company" as used in this Agreement means Luby's Cafeterias, Inc. and its subsidiaries and any other business entities in which Luby's Cafeterias, Inc., directly or indirectly, owns 50% or more of the capital or profit interest.


                                                        Exhibit 10(d)
                   AMENDMENT TO ANNUAL INCENTIVE
                    PLAN FOR AREA VICE PRESIDENTS
                     OF LUBY'S CAFETERIAS, INC.

     The following resolution was duly adopted by the Board of Directors of Luby's Cafeterias, Inc. on January 14, 1997:

     RESOLVED: That the Annual Incentive Plan for Area Vice Presidents is hereby amended by adding thereto a new Section 9 reading as follows:

               9. Company. The term "Company" as used in this Plan means Luby's Cafeterias, Inc. and any Affiliate of Luby's Cafeterias, Inc. The term "Affiliate" as used herein means a subsidiary of Luby's Cafeterias, Inc., or other business entity in which Luby's Cafeterias, Inc., directly or indirectly, owns 50% or more of the capital or profit interest which, with the consent of Luby's Cafeterias, Inc., adopts this Plan.


                                                        Exhibit 10(f)
                    AMENDMENT TO INCENTIVE BONUS
                   PLAN OF LUBY'S CAFETERIAS, INC.

     The following resolution was duly adopted by the Board of Directors of Luby's Cafeterias, Inc. on January 14, 1997:

     RESOLVED: That Section 3 of the Incentive Bonus Plan is hereby amended to read as follows:

               3. Participation. The Committee shall select from time to time the Participants from among the full-time salaried employees of the Company and its Affiliates. The term "Affiliate" shall mean a subsidiary of Luby's Cafeterias, Inc. or other business entity in which Luby's Cafeterias, Inc., directly or indirectly, owns 50% or more of the capital or profit interest which, with the consent of Luby's Cafeterias, Inc., has adopted this Plan. Participants shall be those employees who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company and its subsidiaries. In determining the size of bonus awards, the Committee may take into account the Participant's level of responsibility, rate of compensation, and such other criteria as it deems appropriate. In addition, the Committee may adjust any bonus award when the Committee, in its discretion, shall determine that individual circumstances so warrant.

     AND BE IT FURTHER RESOLVED: That the Incentive Bonus Plan is hereby amended by adding thereto a new Section 12 reading as follows:

               12. Earnings Per Share. Whenever the audited financial statements of Luby's Cafeterias, Inc. are presented on a consolidated basis, the term "earnings per share" as used herein shall mean earnings per share of common stock of Luby's Cafeterias, Inc. as reflected in the audited consolidated financial statements of Luby's Cafeterias, Inc. and its subsidiaries.

                                                        Exhibit 10(h)
                AMENDMENT TO PERFORMANCE UNIT PLAN
                    OF LUBY'S CAFETERIAS, INC.

     The following resolution was duly adopted by the Board of Directors of Luby's Cafeterias, Inc. on January 14, 1997:

     RESOLVED: That Section 2(a) of the Performance Unit Plan is hereby amended to read as follows:

               2(a) "Affiliate" shall mean any subsidiary of Luby's Cafeterias, Inc. or any other business entity in which Luby's Cafeterias, Inc., directly or indirectly, owns 50% or more of the capital or profit interest, which, with the consent of Luby's Cafeterias, Inc., has adopted this Plan.

     AND BE IT FURTHER RESOLVED: That Section 3 of the Performance Unit Plan is hereby amended to read as follows:

               3. Administration. The Plan shall be administered by the Committee. A member of the Committee shall not be eligible, while a member, to receive an award under the Plan. The Committee shall
           (i) select the Participants, (ii) establish and adjust Performance Goals and the duration of the Performance Cycle, (iii) determine the size of the awards, (iv) establish and adjust the ranges of achievement for the calculation of Performance Factors, and (v) establish from time to time regulations and make all determinations deemed necessary or advisable for the administration of the Plan.

     AND BE IT FURTHER RESOLVED: That Section 6 of the Performance Unit Plan is hereby amended to read as follows:

               6. Performance Goals. The Committee shall establish long-term Performance Goals for the Performance Cycle to measure the Company's progress toward the attainment of long-term goals set for the cycle. Performance Goals may be based upon financial criteria, such as Market Price of the Common Stock or other objective measures of financial performance of the Company or the Company and its consolidated subsidiaries, or may be based upon the performance of a division or operating unit of the Company or upon individual Participant performance. During the Performance Cycle, the Committee shall have authority to adjust the Performance Goals in such manner as it deems appropriate in recognition of extraordinary or nonrecurring events, changes in the Company's business mix or long-term economic prospects, changes in applicable accounting rules or principles or in the Company's methods of accounting, or changes in applicable law.

                                                       Exhibit 10(k)
                        AMENDMENT TO MANAGEMENT
                         INCENTIVE STOCK PLAN
                       OF LUBY'S CAFETERIAS, INC.

     The following resolution was duly adopted by the Compensation Committee of the Board of Directors of Luby's Cafeterias, Inc. on January 14, 1997:

     RESOLVED: That the Management Incentive Stock Plan be amended to change the definition of the Company in Section 2 to read as follows:

          "Company" means Luby's Cafeterias, Inc. and any subsidiary of Luby's Cafeterias, Inc. and any other business entity in which Luby's Cafeterias, Inc., directly or indirectly, owns 50% or more of the capital or profit interest, which, with the consent of Luby's Cafeterias, Inc., has adopted the Plan.

                                                        Exhibit 10(m)
                    AMENDMENT TO NONEMPLOYEE DIRECTOR
                        DEFERRED COMPENSATION PLAN
                        OF LUBY'S CAFETERIAS, INC.

     The following resolution was duly adopted by the Board of Directors of Luby's Cafeterias, Inc. on January 14, 1997:

     RESOLVED: That the Nonemployee Director Deferred Compensation Plan is hereby amended by adding thereto a new Section 11 reading as follows:

               11. Employee. The term "employee" or "employees" of the Company, as used herein, shall mean a person or persons employed by Luby's Cafeterias, Inc. or by a subsidiary of Luby's Cafeterias, Inc. or by any other business entity in which Luby's Cafeterias, Inc., directly or indirectly, owns 50% or more of the capital or profit interest.

                                                        Exhibit 10(o)

                    AMENDEMENT TO NONEMPLOYEE DIRECTOR
                            STOCK OPTION PLAN
                       OF LUBY'S CAFETERIAS, INC.

     The following resolution was duly adopted by the Board of Directors of Luby's Cafeterias, Inc. on January 14, 1997:

     RESOLVED: That the Nonemployee Director Stock Option Plan is hereby amended by adding thereto a new Section 19 reading as follows:

               19. Employee. The term "employee" or "employees" of the Company, as used herein, shall mean a person or persons employed by Luby's Cafeterias, Inc. or by a subsidiary of Luby's Cafeterias, Inc. or by any other business entity in which Luby's Cafeterias, Inc., directly or indirectly, owns 50% or more of the capital or profit interest.

                                                  Exhibit 10(r)

                      AMENDMENT TO SUPPLEMENTAL
                      EXECUTIVE RETIREMENT PLAN
                      OF LUBY'S CAFETERAIS, INC.

     The following resolution was duly adopted by the Board of Directors of Luby's Cafeterias, Inc. on January 14, 1997:

     RESOLVED: That Section 1.12 of the Supplemental Executive Retirement Plan (SERP) of Luby's Cafeterias, Inc. is hereby amended to read as follows:

               1.12. "Employer" means Luby's Cafeterias, Inc. and any Affiliate which, with the consent of Luby's Cafeterias, Inc., has adopted this Plan.

                                                    Exhibit 10(t)

                              RETIREMENT AGREEMENT

This Agreement, made and entered into as of the 17th day of March, 1997, by and between LUBY'S CAFETERIAS, INC. ("Luby's"), a Delaware corporation, and RALPH ERBEN ("Erben"), witnesseth:

     1. Retirement and Resignation. Erben elects to retire after 37 years of service with Luby's and its affiliates. Erben hereby resigns as an officer and director of Luby's and its affiliates, effective as of March 17, 1997; and Luby's hereby accepts such resignation. Erben hereby resigns as an employee of Luby's Restaurants Limited Partnership, effective as of March 17, 1997;
and Luby's accepts such resignation on behalf of the partnership.

     2. Salary Payment. Luby's shall cause Luby's Restaurants Limited Partnership to pay to Erben, on April 1, 1997, his regular salary for the full month of March, 1997, subject to withholding as required by law; and Erben accepts such payment as constituting the remaining salary to which he is entitled.

     3. Severance Payment. In recognition of Erben's many years of service and his valuable contributions to the company, Luby's agrees to pay to Erben, upon the signing of this Agreement, a lump-sum severance payment in the amount of $550,000.00, subject to withholding as required by law; and Erben accepts such payment in full satisfaction of any claims which he may have with regard to termination of his employment.

     4. Deferred Compensation Payment. The Deferred Compensation Agreement dated October 8, 1979, between Cafeterias, Inc. (a predecessor of Luby's) and Erben, providing for certain retirement benefits, is hereby terminated and canceled. In lieu of the retirement benefits which would have been payable under said Deferred Compensation Agreement, Luby's shall pay to Erben, upon the signing of this Agreement, a lump-sum payment in the amount of $220,000.00, subject to withholding as required by law. Erben accepts such payment in full satisfaction of the benefits to which he would otherwise have been entitled under said Deferred Compensation Agreement.

     5. Benefit Plans. Erben shall be entitled, at his option, to continue his coverage under Luby's major medical and hospitalization insurance plan at his own expense, to the extent required by applicable law and as permitted by the plan. Erben shall be entitled to receive any benefits to which he is entitled under the terms of stock options and performance awards granted to him pursuant to Luby's Management Incentive Stock Plan in accordance with the provisions of such plan and his stock options and performance awards.

     6. Non-solicitation. Erben agrees that, for a period of five years from the date of this Agreement, he will not, directly or indirectly, solicit any employee of Luby's or its subsidiaries or affiliates to accept employment by any other company, firm or enterprise.

     7. Effect. This Agreement contains the entire understanding and agreement of the parties with respect to Erben's retirement and resignation and with respect to compensation and benefits to which he is entitled upon termination of his employment.

     Executed in duplicate originals as of the date first above written.

                                     LUBY'S CAFETERIAS, INC.

                                     By:  JOHN B. LAHOURCADE
                                          ___________________
                                          John B. Lahourcade
                                          Chairman of the
                                          Board and Acting
                                          Chief Executive Officer


                                     RALPH ERBEN
                                     ____________________
                                     Ralph Erben